  EXHBIIT 10.1

CANCELLATION AGREEMENT

THIS CANCELLATION AGREEMENT (“Agreement”) dated November 8, 2018 is entered into by and between the Grantees listed in Exhibit A attached hereto (“Grantees”) and Cosmic Equity Group, Inc. (“Grantor”).

WHEREAS, the parties entered into that certain Option Agreement dated the 21st day of September, 2018 (“Agreement”).

WHEREAS, the parties have determined that the Agreement is no longer in their best interest and therefore, they have mutually decided to terminate it.

WHEREAS, the parties have agreed to terminate the Agreement effective immediately.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, the parties hereto agree as follows:

1) For One Dollar ($1.00) and other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Agreement is hereby terminated effective immediately.

2) This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which taken together will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of the signature pages by facsimile or email transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or email shall be deemed to be original signatures for all purposes.

3) This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to the subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to said Agreement.

COSMIC EQUITY GROUP, INC.

Dated: November 6, 2018	By:	/s/ Liu Wenxin
Authorized Officer

GRANTEES

Dated: November 6, 2018	By:	/s/ Chow Wing Fai
Authorized Representative

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